UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): August 18, 2004

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                 1-13648          13-257-8432
(State or other jurisdiction of (Commission file number)  (I.R.S. Employer
incorporation or organization)                            Identification Number)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600





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Item 4. Changes in Registrant's Certifying Accountant.

     KPMG LLP ("KPMG") has advised Balchem Corporation (the "Company"), that KPMG resigned as the Company's principal accountants, effective August 18, 2004.

     KPMG's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. As described in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective January 1, 2002.

     During the Company's two most recent fiscal years ended December 31, 2002 and 2003, and the subsequent interim period from January 1, 2004 through August 18, 2004, the date of KPMG's resignation, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided KPMG with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested KPMG to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. Attached, as Exhibit 16, is a copy of KPMG's letter to the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit 16 Letter from KPMG LLP to the Securities and Exchange Commission dated August 20, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       BALCHEM CORPORATION


                                                       By:/s/ Dino A. Rossi
                                                       -------------------------
                                                       Dino A. Rossi, President,
                                                       Chief Executive Officer

Dated: August 20, 2004




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                                  EXHIBIT INDEX

Exhibit No.       Description

16 Letter from KPMG LLP to the Securities and Exchange Commission dated August 20, 2004.